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                                                                     EXHIBIT 8.1

                 [Letterhead of Latham & Watkins appears here]

                                  May 4, 2000



Hanover Compressor Company
Hanover Compressor Capital Trust
12001 North Houston Rosslyn
Houston, Texas  77086

          Re: Hanover Compressor Company and Hanover Compressor Capital Trust Registration Statement on Form S-3
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as tax counsel to Hanover Compressor Company, a Delaware corporation (the "Company"), and Hanover Compressor Capital Trust, a statutory business trust formed under Delaware law (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3, filed by the Company and the Trust with the Securities and Exchange Commission on February 14, 2000 and amended by Amendment No. 1 on May 4, 2000 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of
(i) 1,725,000 7 1/4% Convertible Preferred Securities (liquidation amount $50 per convertible preferred security) (the "Convertible Preferred Securities"), representing undivided preferred beneficial ownership interests in the assets of the Trust; (ii) Convertible Junior Subordinated Debentures due 2029 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convertible Preferred Securities; (iii) shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; (iv) the Preferred Securities Guarantee of the Company; and (v) 173,268 shares of Common Stock held by Ted Collins, Jr., one of the Company's stockholders.

          The Convertible Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration"), dated as of December 15, 1999, among the Company, as sponsor, Wilmington Trust Company, as property trustee, Wilmington Trust
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LATHAM & WATKINS

Hanover Compressor Company
Hanover Compressor Capital Trust
May 4, 2000
Page 2

Company (Delaware), as Delaware trustee, and the Administrative Trustees named therein. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          You have requested our opinion concerning the statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences." The facts as we understand them and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement.

          In our capacity as tax counsel to the Company and the Trust, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. We have reviewed and relied upon the Declaration, the Indenture, and such other documents as in our judgment were necessary or appropriate to enable us to render the opinion contained herein.

          We are opining herein as to the effect on the subject transaction only of the Federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based upon such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and are accurate in all material respects. No opinion is expressed as to any matter not discussed herein.

          This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts, representations or assumptions recited or referred to hereinabove, could affect the conclusions stated herein.
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LATHAM & WATKINS

Hanover Compressor Company
Hanover Compressor Capital Trust
May 4, 2000
Page 3

          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                 Very truly yours,

                                 /s/ Latham & Watkins